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                                                                 Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-48049 of Fifth Third Bancorp on Form S-4 of our report dated May 19, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph referring to CitFed Bancorp's change in its method of accounting for mortgage servicing rights in fiscal 1997 to conform with Statement of Financial Accounting Standards No. 122 and No. 125 and change in its method of accounting for impaired loans in fiscal 1996 to conform with Statement of Financial Accounting Standards No. 114), appearing in the annual report on Form 10-K of CitFed Bancorp, Inc. and subsidiaries for the year ended March 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                        Deloitte & Touche LLP
Dayton, Ohio


April 1, 1998